                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MARTIN HEALTHCARE, INC.

      FIRST: The name of the Corporation is Martin Healthcare, Inc. (hereinafter the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Lookernan Street, in the City of Delaware, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of common stock, each having a par value of one penny ($.01).

      FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name                              Mailing Address
----                              ---------------
Ronald P. Soltman                 3401 West End Avenue, Suite 700
                                  Nashville, Tennessee 37203

      SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

            (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

            (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Subsection (4) of Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            (6) The Corporation shall indemnify, to the fullest extent permitted by law, any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

      EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of January, 1997.

                                                     /s/  Ronald P. Soltman
                                                     ---------------------------
                                                     Ronald P. Soltman
                                                     Sole Incorporator

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
               A CERTAIN ERROR IN THE CERTIFICATE OP INCORPORATION
                           OF MARTIN HEALTHCARE, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON JANUARY 31, 1997

      Martin Healthcare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. The name of the corporation is Martin Healthcare, Inc.

      2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on January 31, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

      3. The inaccuracy or defect of said Certificate to be corrected is as follows: a typographical error was made in the address of the registered office of the Corporation in the State of Delaware.

      4. Article SECOND of the Certificate is corrected to read as follows:

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.

      I, THE UNDERSIGNED, being the Sole Incorporator of Martin Healthcare, Inc., do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto see my hand this 3rd day of February, 1997.

                                         /s/  Ronald P. Soltman
                                         ---------------------------
                                         Ronald P. Soltman
                                         Sole Incorporator

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 02/03/1997
                                                          971035451 - 2712798

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MARTIN HEALTHCARE, INC.
                  (TO BE RENAMED "NORAM HEALTH SYSTEMS, INC.")

--------------------------------------------------------------------------------
                         Pursuant to Section 241 of the
                General Corporation Law of the State of Delaware
--------------------------------------------------------------------------------

      Martin Healthcare, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The first paragraph of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth below:

            "FIRST: The name of the Corporation is NORAM Health Systems, Inc. (hereinafter, the "Corporation")."

      SECOND: The fourth paragraph of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth below:

            "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares of common stock, each having a par value of one penny ($.01)."

      THIRD: The Corporation has not received any payment for any of its stock. As a result, this amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed in its corporate name this 27th day of May, 1997.

                                     MARTIN HEALTHCARE, INC.

                                     By: /s/  Charles N. Martin, Jr.
                                         ---------------------------------------
                                              Charles N. Martin, Jr.
                                              Chairman  of the Board, President
                                              and Chief Executive Officer

ATTEST:
By: /s/ Ronald P. Soltman
    -------------------------------
       Ronald P. Soltman
       Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NORAM HEALTH SYSTEMS, INC.
               (TO BE RENAMED "VANGUARD HEALTH MANAGEMENT, INC.")

--------------------------------------------------------------------------------
                         Pursuant to Section 241 of the
                General Corporation Law of the State of Delaware
--------------------------------------------------------------------------------

      NORAM Health Systems, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The first paragraph of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth below:

            "FIRST: The name of the Corporation is Vanguard Health Management, Inc. (hereinafter, the "Corporation")."

      SECOND: The Corporation has not received any payment for any of its stock. As a result, this amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed in its corporate name this 22nd day of August, 1997.

                                          NORAM HEALTH SYSTEMS, INC.

                                          By: /s/ Joseph D. Moore
                                              ----------------------------------
                                                  Joseph D. Moore
                                                  Executive Vice President

ATTEST:
By: /s/ Ronald P. Soltman
    -------------------------------
        Ronald P. Soltman
        Secretary